UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 25, 2008 (January 23, 2008)

CHINA HEALTHCARE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33269	20-5013347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1233 Encino Drive
Pasadena, CA	91108
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (626) 568-9924
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) On January 23, 2008, China Healthcare Acquisition Corp. (the “Company”) received written notice from Steven Wang (“Mr. Wang”) of Mr. Wang’s resignation as a member of the Board of Directors of the Company. Mr. Wang’s resignation is voluntary and does not stem from any disagreement with the Company. Mr. Wang served as a director of the Company since June 2006.
     (d) On January 24, 2008, Ron Harrod (“Mr. Harrod”) was appointed to the Board of Directors of the Company by Resolution of the Board of Directors. Mr. Harrod will fill the vacancy created by Mr. Wang’s resignation from the Board. Mr. Harrod has been named to the Audit Committee of the Board of Directors. There were no transactions, since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, in which the Company or any of its subsidiaries was or is to be a participant and the amount involved exceeded or exceeds $120,000, and in which Mr. Harrod or any immediate family member of Mr. Harrod had, or will have, a direct or indirect material interest.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2008	CHINA HEALTHCARE ACQUISITION CORP.
	By:	/s/ Alwin Tan
Alwin Tan
Chief Executive Officer